EXHIBIT 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Eyal Waldman, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i) the Quarterly Report of Mellanox Technologies, Ltd. (the “Company”) on Form 10-Q for the quarter ended September 30, 2019 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has set his hand hereto as of November 7, 2019.

By:		/s/ EYAL WALDMAN
	Name:	Eyal Waldman
	Title:	President and Chief Executive Officer
(Principal Executive Officer)
Dated: November 7, 2019
This certification accompanies the Form 10-Q to which it relates to, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by references into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.